1.1 1 AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT This Amendment No. 1 to Employment Agreement (“First Amendment”) dated as of October 31, 2025, is made and entered into by and between Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and William L. Ballhaus (the “Executive”). WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of August 15, 2023 (the “Agreement”); and WHEREAS, the parties hereto desire to amend the Agreement to add a “best net benefit limitation” provision consistent with the provisions contained in the Company’s Change of Control Severance Agreements for Executive Vice Presidents; and WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows: 1. Section 10 of the Agreement is amended by adding the following as paragraph (l) thereto: (l) Best Net Benefit Limitation. (i) Anything contained in this Agreement to the contrary notwithstanding, if any of the payments or benefits received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change of Control or any Person affiliated with the Company or such Person) (all such payments and benefits being hereinafter referred to as the “Total Payments”) will be subject to the Excise Tax, the following provisions shall apply: (A) If the Total Payments, reduced by the sum of (a) the Excise Tax and (b) the total of the Federal, state, and local income and employment taxes payable by the Executive on the amount of the Total Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Executive shall be entitled to the full benefits payable under this Agreement. (B) If the Threshold Amount is less than (a) the Total Payments, but greater than (b) the Total Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state and local income and employment taxes on the amount of the Total Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Total Payments shall not exceed the Threshold Amount. In such event, the Executive will be permitted to request which component items of the Payment will be reduced, provided, however, that

1.1 2 the Executive must provide to the Company in writing his request within a reasonable time period established by the Company and the Company must in its discretion consent to such request (said consent not to be unreasonably withheld, delayed or conditioned) and absent such a request, the Company shall make its own determinations with respect to which items of the Total Payments are to be reduced. To the extent any payment is to be made over time (e.g., in installments), then the payments shall be reduced in reverse chronological order. (ii) The determination as to which of the alternative provisions of Section 10(l)(i) above shall apply to the Executive shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining which of the alternative provisions of Section 10(l)(i) above shall apply, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive’s residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. 2. Section 4(h) of the Agreement is amended by adding the following definitions: (vii) “Excise Tax” shall mean any excise tax imposed under Section 4999 of the Code, and any interest or penalties incurred by the Executive with respective to such Excise Tax. (viii) “Threshold Amount” shall mean three times the Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder, less one dollar ($1.00). 3. All other provisions of the Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein. 4. The validity, interpretation, construction, and performance of this First Amendment shall be governed by the laws of the State of Virginia. 5. This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. [Remainder of Page Intentionally Left Blank]

1.1 3 IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the independent directors on the Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer EXECUTIVE: William L. Ballhaus